                             DISTRIBUTION AGREEMENT
                                    "SNIPES"

         Agreement dated as of November 26, 2002 between New Line Television, Inc. ("New Line") whose address is 888 Seventh Avenue, New York, NY, 10106, and Ruffnation Films, LLC ("Producer") whose address is 101 Charles Drive, Bryn Mawr, Pennsylvania 19010.

         In consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

         1. Definitions:
            -----------

         For the purposes of this Agreement, the following terms shall have the following meanings:

            (a) The "Picture" means a motion picture entitled "Snipes". The Picture is a color motion picture, approximately 107 minutes in length including credits, in English, starring Nelly and written by Rich Murray and Rob Wiser and directed by Rich Murray. The Picture has been released theatrically and on DVD and VHS. The theatrical release date of the Picture is September 4, 2002. The Picture has a MPAA rating of "R".

            (b) "Delivery" means the delivery by Producer to New Line, and the approval thereof by New Line, of all of the items and exhibits listed on Schedule A attached hereto and incorporated herein, including without limitation, contractual restrictions relevant to all television exploitation of the Picture, editing and paid advertisement provisions.

            (c) "Distribution Expenses" means all of the actual direct out-of-pocket costs and expenses (excluding overhead) incurred or caused to be incurred by New Line in connection with delivery materials, advertising, promotion, exploitation and distribution of the Picture and such other items as are specifically designated as Distribution Expenses in this Agreement. Distribution Expenses include a ten percent (10%) override on all advertising, publicizing and promotion expenditures (including paid advertising).

            (d) "Gross Receipts" means all monies, actually received by and/or credited to New Line from the exploitation of the Rights, as defined below. Gross Receipts shall be determined after all refunds, credits, discounts, allowances and adjustments. Gross Receipts includes all license fees received by New Line. Gross Receipts shall not include: (i) sales, use, excise and similar taxes (but not income or profit taxes) paid by New Line in respect to the Picture; and (ii) the receipts of the following parties, whether or not affiliates of New Line: (a) exhibitors or others who may use or actually exhibit the Picture, and (b) television broadcasters (including without limitation, cable and closed circuit systems).

            (e) "Interest" means interest at two percent (2%) above the rate announced by Chase Manhattan Bank, New York as its prime rate from time to time in effect. Whenever any amount is to be recouped with Interest, payments in respect of recoupment shall be applied first to Interest and then to principal portion of the amount.

            (f) "Rights" means all Television Rights in and to the Picture granted to New Line in this Agreement.

            (g) The "Territory" means the United States and its territories, possessions, commonwealths; and instrumentalities (including, without limitation, the US Virgin Islands, Puerto Rico, Guam, Bermuda, and all US military bases, ships, vessels and planes, including those in foreign territories) and Canada.

            (h) The "Term" for which New Line is granted the rights shall be that period of time commencing upon satisfaction of the Conditions Precedent in Paragraph 3 herein and expiring 15 years from each respective availability date of the Picture in to United States and Canada, pursuant to paragraph 8, below. New Line may not enter into license agreements with third parties which extend beyond the end of the Term, without Producer's prior written consent.

            (i) "Television" means all forms of television whatsoever, no matter how transmitted including without limitation standard free television, syndication, pay tv, cable, pay-per-view, video-on-demand, subscription on demand, interactive and all other transmission forms now known or hereafter devised throughout the Term.

            (j) "Television Rights" means the right to exhibit or broadcast the Picture by any and all means of Television.

         3. Conditions Precedent.
            --------------------

         All of New Line's obligations hereunder shall be subject to. (i) Producer delivering to New Line a television version of the Picture suitable for free television exhibition; (ii) New Line's receipt and approval of the chain of title to the Picture; and (iii) Producer's Delivery and New Line's acceptance of the Picture.

         4. Reports.
            -------

         Notwithstanding anything to the contrary contained herein or in Schedule "A". New Line may order copyright, title and trademark reports and an opinion letter of counsel and charge these as Distribution Expenses in the event Producer fails to deliver same on or before April 1, 2003, unless New Line agrees in writing to extend such date. If New Line orders such materials, Producer will not be required to deliver them as part of chain-of-title.

         5. Grant of Rights.
            ---------------

         Producer hereby irrevocably grants and assigns to New Line throughout the Territory during the Term on an exclusive basis all Television Rights and related rights under copyright and otherwise to distribute, exploit, transmit and telecast the Picture. Included in the rights granted to New Line are customary advertising, marketing and publicity rights. New Line agrees to abide by reasonable and customary contractual advertising and promotional restrictions of which it is timely notified. To the, extent that Advertising or promotional restrictions with respect to Nelly are beyond reasonable and customary restrictions, New Line shall notify Producer thereof, and Producer will make best efforts to resolve arty such advertising or promotional issue directly with Nelly.

         6. Delivery.
            --------

            (a) Producer agrees to cause delivery of the "TV Version" as more fully described in Schedule A (attached hereto, and incorporated herein by this reference), on or before December 18, 2002, time being "of the essence."

            (b) At such time as Producer contends that delivery of the TV Version has occurred, it shall send New Line a written notice that delivery has been made. New Line shall have thirty (30) days after its receipt of this notice to reject any items which have been delivered to it or to notify Producer that certain items have not been delivered to it. Producer shall have five (5) days to cure any defects failing which New Line may, if it elects, without releasing Producer from any liability for failure to deliver, correct any defects at Producer's expense, which costs Producer will promptly pay to New Line. New Line acknowledges that pursuant to the terms of this paragraph Producer has delivered the TV Version to New Line and New Line has accepted delivery.

            (c) Producer agrees to cause delivery of the "Cable Version" as more fully described in Schedule A ("Delivery") on or before April 1, 2003, time being "of the essence "

            (d) At such time as Producer contends that Delivery has occurred, it shall send New Line written notice that Delivery has been made. New Line shall have thirty (30) days after its receipt of this notice to reject any items which have been delivered to it or to notify Producer that certain items have not been delivered to it. Producer shall have fifteen (15) business days to cure any defects failing which New Line may, if it elects, without releasing Producer from any liability for failure to deliver, correct any defects at Producer's expense, which costs Producer will promptly pay to New Line.

            (e) Disputes relating solely to whether or not Delivery has occurred shall be resolved by expedited binding arbitration in New York City or Los Angeles pursuant to the rules of the American Arbitration Association. Judgment upon the award may be rendered in any court having. jurisdiction thereof.

         7. Distribution Fees.
            -----------------

         New Line's distribution fee ("Distribution Fee") for distribution in all forms of Television shall be Thirty Percent (30%) of Gross Receipts.

         8. Hold Backs/Availability Date.
            ----------------------------

            (a) U.S. Television Rights. New Line shall have the right to license Television rights to the Picture throughout the United States, its territories and possessions, on or after July 25, 2003.

            (b) Canadian Television Rights. New Line shall have the right to license Television rights to The Picture throughout Canada on or after October 1, 2003.

         9.  Advance.
             -------

         Subject to Producer fully satisfying the Conditions Precedent in Paragraph 3 above, New Line shall pay Producer an Advance against Net Receipts in the amount of $400,000. Two Hundred Thousand Dollars ($200,000) of the Advance shall be payable promptly upon complete delivery and acceptance by New Line of the TV version of the Picture. The remaining portion of the Advance (i.e., $200,000) shall be payable promptly upon Delivery by Producer and acceptance by New Line of the Cable Version of the Picture: and all required delivery material set forth in Schedule A. Producer acknowledges that Producer has authorized and directed New Line to retain and pay 10% of the Advance to Mark Borde, as agent for Producer. The Advance to Producer will be reduced by the amount paid to Borde.

         10. Application of Gross Receipts.
             -----------------------------

         Subject to New Line's payment of the Advance to Producer; all monies received by New Line from its licensing of the Picture up to and including One Million Dollars ($1,000,000) shall be retained 100% by New Line.

         At such point in time during the Term (if ever), New Line's receipts from licensing the Picture exceed One Million Dollars ($1,000,000), then Producer shall receive Net Profits defined, allocated, applied and paid from Gross Receipts over One Million Dollars as follows:

                   (i) First, New Line recoups al guild residuals and reuse payments (on a retroactive; basis); then

                   (ii) New Line shall take its Distribution Fee; and

                   (iii) New Line shall recoup all of its Distribution Expenses with Interest (including on a retroactive basis), inclusive of any guild residuals, in connection with the Picture.

                   (iv) The balance remaining is deemed "Net Profits" and shall be paid 100% to Producer.

         11. Cuts, Edits and Alterations.
             ---------------------------

         New Line shall have the right to cut, edit, time compress and/or alter the Picture, subject to any union or guild requirements in order to comply with tune and/or format and/or television standards and practices requirements of licensees, legal and censorship requirements, to avoid possible litigation and to insert commercials and trailers.

         12. Residuals, Participations, Music Royalties.
             ------------------------------------------

         Producer shall be responsible for the payment of all participants, contingent compensation, deferrals, royalties and other supplemental payments (excluding only guild mandated residuals) arising out of or relating to the production and/or distribution of the Picture, and New Line shall have no responsibility to pay any of such or similar payments or to account to any party other than Producer. Producer represents that all music licenses have been obtained on a flat buy out basis:

         13. Blackout Border Protection.
             --------------------------

         Producer will obligate its Mexican and other foreign distributors and licensees to prohibit the exhibition of the Picture in all language versions by means of any form of television capable of being received is the United States and any announcement of such exhibition during the period commencing upon the date hereof and continuing for eight (8) years from the initial home video or DVD release of the Picture in the United States.

         14. Credit.
             ------

         New Line shall have The right to add its credit (including its animated logo credit) to the credits of the Picture and in all paid advertising in substantially the following form: "A New Line Television Release" or "In Association with New Line Television". Nothing contained herein, however, shall obligate New Line to add its credit is the Picture. New Line agrees to abide by any credit obligations for the Picture of which it has been notified in writing in advance by Producer. Provided, no casual or inadvertent failure to comply with the provisions of this paragraph shall constitute a breach of this Agreement by New Line.

         15. Access to Materials.
             -------------------

         Producer shall provide New Line with any and all advertising one-sheets and trailers for the Picture in existence at the time of execution of this Agreement.

         16. Distribution.
             ------------

             (a) New Line shall have complete control of the distribution, exhibition, exploitation and other disposition of the bights in the Picture, in accordance with such sales methods, plans, programs, policies, terms and conditions as New Line in its sole discretion may deem proper.

             (b) All contractual restrictions shall be delivered in writing by Producer to New Line prior to completion of Delivery. All distribution, billing and credit decisions shall be made in accordance with such restrictions. Provided however, no casual or inadvertent failure by New Line to comply wide the provision of this paragraph shall constitute a breach of this Agreement by New Line. New Line shall have the right to display the New Line logo and billing for New Line in such places and manner as New Line elects, provided that it does not interfere with Producer's existing credit obligations.

             (c) Subject to any contractual restrictions delivered in writing by Producer to New Line prior to complexion of Delivery, New Line shall have the right to use and authorize others to use (i) the title of the Picture; (ii) the name, photo, likeness and voice (and any simulation or reproduction thereof) of any person appearing in or rendering services in connection with the Picture; and (iii) the music from the Picture.

         17. Representations and Warranties.
             ------------------------------

             (a) Producer hereby represents and warrants to New Line that:

                   (i) It has the right to enter into this Agreement and to grant all rights purported to be granted to New Line herein.

                   (ii) Every musical composition contained in the Picture and every performance of a musical composition contained in Picture have been licensed for use its and in connection with the Picture for the entire Term on a "flat buy-out basis" for the Territory, so that no payment of any kind shall be required (whether based on videocassette sales or otherwise) other than the one-time fixed fee provided in the applicable license all of which fees are fully paid; and in particular, no residuals, royalties, reuse fees, mechanical rights fees or any other fees or costs (other than payments to ASCAP, BMI and their affiliates) of any kind shall be required for use of any such performance or composition as contemplated herein. Producer shall deliver to New Line all music licenses for the Picture.

                   (iii) With respect to each musical composition in the Picture, the non-dramatic public performance rights necessary for exhibition and exploitation of the Picture hereunder are: (A) controlled by American Society of Composers, Authors and Publishers, Broadcast Music, Inc., or SESAC, (B) in the public domain, or (C) owned by or licensed to Producer so that no additional clearance of, or payment with respect to, such rights is required for use of the Picture; no visual vocal use of any musical composition or literary material created between and including 1967 and 1978 is contained in the Picture.

                   (iv) All costs of production of the Picture, including, without limitation, all compensation, laboratory costs, license fees and royalties will be paid in full prior to Delivery of the Picture except deferred costs, and they shall be payable by Producer.

                   (v) There is no action, suit or proceeding relating to the Picture pending, or threatened, before any court, administrative or governmental body which may materially affect New Line's rights hereunder.

                   (vi) There are no defects in the chain-of title to the Picture, the screenplay or any other literary, musical or dramatic material upon which the Picture is based which would adversely affect any of New Line's rights.

                   (vii) The Picture has not heretofore been exploited anywhere in the Territory in any medium, other than for theatrical exhibition and/or at film festivals, and an VHS and DVD.

                   (viii) Subject to any contractual restrictions delivered in writing by Producer to New Line prior to completion of Delivery, all of the persons furnishing services or granting rights in the Picture shall have authorized pursuant to binding agreements with Producer and which are assignable to New Line for the use of their name, likeness and biographical data in the advertising and promotion of the Picture in such manner as New Line shall determine.

                   (ix) The Rights are now and shall during the entire Term be clear, exclusive, unencumbered and free of any charges or claims, security interests (excluding customary union assumption agreements) or mortgages.

                   (x) The Picture is protected by copyright in the Territory and Producer shall provide New Line with a certificate evidencing same.

                   (xi) The Picture shall not, nor shall the exploitation of the Rights by New Line, violate or infringe any rights or any kind or nature of any person or company.

                   (xii) There shall be no musical, literary or artistic material contained in the Picture which was copyrighted or first published during the period 1967 through 1975.

             (b) New Line hereby represents and warrants to Producer that it has the right to enter into this Agreement and to fully perform all of its obligations hereunder.

             (c) New Line and Producer will at all times indemnify, defend and hold harmless the other, their respective parent, subsidiary and affiliated entities and the successors. assigns, licensees, officers, directors, shareholders representatives, agents and employees of each of the foregoing, from and against any and all claims, damages, liabilities, costs and expenses including, without limitation, fees and disbursements of outside counsel, incurred by the indemnified parry in any action or proceeding between the indemnitor and the indemnified party or between the indemnified parry unit any third party arising out of any breach or alleged breach by the other of any express or, implied warranty, express representation or other agreement made herein. Each party hereto shall give prompt written notice to the other of any such claim, demand or action being advanced or commenced.

         18. Errors and Omissions Policy.
             ---------------------------

         As part of Delivery, Producer shall provide New Line with a certificate of insurance from Producer's insurer indicating coverage on a standard Producer's Errors and Omissions Liability insurance policy: naming New Line as an additional insured, as more fully set forth its the Delivery Schedule. In addition to conforming with the specifications in said Delivery Schedule, said policy shall provide that New Line, as an additional insured, shall be defended, indemnified and held harmless by such insurer front and against any and all liabilities and costs (including attorney's fees) resulting from or arising out of any claim(s) which maybe made against New Line by reason of the following: invasion of any person(s)'s right of privacy and/or publicity, rights arising under copyright or trademark, libel, slander and other forms of defamation, and unauthorized use of any material contained in the Picture. Such policy shall be primary, not contributory, and shall be maintained by Producer in full force and effect on an "events basis" (i.e., covering any events occurring during the Term regardless of when (if ever) a particular claim is made).

         19. Copyright Mortgage and Security Interest.
             ----------------------------------------

             (a) To the extent necessary for New Line to exercise the Rights granted hereunder, Producer hereby grants to New Line a copyright mortgage and first position security interest in the Picture secure all of Producer's obligations under this Agreement including without limitation the obligation to deliver the Picture and to further secure against any material breach of any representation or warranty made by Producer in this Agreement.

             (b) Upon the signing of his Agreement, Producer shall deliver copyright mortgages and financing statements in form reasonably requested by New Line to evidence and perfect the above copyright mortgage and security interest:

         20. Notices.
             -------

             (a) All notices hereunder shall be in writing and shall be given by personal delivery, telegram or facsimile transmission, or by registered or certified mail (postage prepaid), and shall be deemed given her alder on the date delivered or a date three (3) business days after the date mailed. Notices given by telegram or facsimile shall be deemed given hereunder on the first business day after the date telegraphed or faxed. Notices given by facsimile transmission shall also- be sent by mail. Notices given during the Christmas/New Year's week shall be deemed to have been given on the Tuesday following New Year's day. Until further notice, the addresses of the parties shall be as follows:

         If to Producer:                   If to New Line:
         --------------                    --------------
         Ruffnation Films, LLC             New Line Television, Inc.
         c/o Rich Murray                   888 Seventh Avenue, 19th Floor
         101 Charles Drive                 New York, New York 10106
         Bryn Mawr, PA 19010               Ann: David Spiegelman
         Fax: 610-520-3066                      Executive Vice President
                                           Fax: 212-956-1936

         with a copy to:                   with a copy to:
         --------------                    --------------
         Alexander Murphy, Jr., Esq.       New Line Cinema
         1740 Broadway, 22nd Floor         888 Seventh Avenue, 19 Floor
         New York, NY 10019                New York, New York 10106
         Phone: 212-245-6221               Attn: Benjamin Zinkin, Esq.
         Fax:   212-245-6406                     Senior Executive Vice President
                                           Fax:  212-956-1931

             (b) Within 60 days from the date set forth above, Producer shall deliver to New Line in writing to the address listed above and sent to the attention of David Spiegelman, with courtesy copy to the attention of Julie Shapiro, New Line Television (825 N. San Vicente Blvd. Los Angeles, CA 90069), the following notices, each certified by Producer's president or chief financial officer. Notices shall certify:

                 (i) the initial theatrical release date of the Picture (if any);

                 (ii) the initial home video / DVD release date of the Picture;

                 (iii) all credit, paid advertising and other contractual obligations with respect to distribution of the Picture.

         21. Statements and Payments.
             -----------------------

         New Line shall account to Producer twice annually. A statement shall be rendered accompanied by payment of the amounts stated to be due thereupon within sixty (60) days following the end of each accounting period. Each statement shall be deemed binding and not subject to objection far any reason and shall constitute an account stated unless: (1) A written objection to the statement has been received by New Line within one (1) year after the receipt by Producer of such statement and (ii) an action against New Line in respect of the statement has. been actually commenced within two (2) years following Producer's receipt of the statement During the aforesaid one year period, Producer shall have the right to inspect the books and records of New Line in order to verify the accuracy of the statement. Any such audit shall be conducted only by a reputable certified public accountant approved by New Line during reasonable business hours upon thirty (30) days prior written notice and shall not continue for more. than thirty (30) consecutive days. New Line is not obligated to render any statements hereunder for any accounting periods for which there are no Gross Receipts received by New Line. Any matter covered by a statement which has become incontestable hereunder shall remain, so, even if included in a subsequent statement.

         22. Confidentiality.
             ---------------

         The parties hereto shall keep all material financial terms and conditions of this Agreement confidential, except (i) as may be required by law or regulation; and/or (ii) on an "as required" basis to its directors, officers, employees. agents, advisors, Producer's investors and Members (of the LLC) and attorneys.

         23. No Inhibition.
             -------------

         Producer acknowledges that there is no actual or implied restriction created hereunder on New Line's right to distribute and exploit any other motion pictures in television before, during, and after the Term.

         24. Relationship.
             ------------

         Nothing contained herein shall be construed as creating an agency, partnership, employee relationships, or fiduciary relationship between the parties.

         25. Miscellaneous.
             -------------

             (a) This Agreement shall be construed in accordance with the laws of the State of New York (without giving effect to principles of conflict of laws). There are no third party beneficiaries to New Line's obligations under this Agreement. Subject to Paragraph 6(e), all disputes arising out of this Agreement or the alleged breach of it shall be resolved and adjudicated in the Federal, State or City Courts located in New York, New York or Los Angeles, California. Each of the parties hereto hereby submits to the jurisdiction and venue of said courts and waives its rights to have disputes arising out of this Agreement adjudicated in any other forum.

             (b) Upon notice to Producer, New Line shall have the right to gram, license, assign and convey all of its Rights and obligations hereunder to any entity affiliated with New Line or which acquires New Line or substantially all of New Line's assets, provided such assignee assumes in writing all of New Line's obligations to Producer herein.

             (c) In the event of a breach of this Agreement by New Line, the sole remedy of Producer shall be limited to a judgment for money damages, if any. Under no circumstances shall Producer have the right to rescind, terminate or enjoin the exploitation of the Picture or otherwise interfere with the rights granted to New Line in this Agreement.

             (d) New Line shall not authorize the exploitation of any of the rights granted to it pursuant to this Agreement after the expiration of the Term.

             (e) This Agreement may riot be modified or amended except by a written instrument executed by the parties hereto.

By signing in the spaces provided below, Producer and New Line accept and agree to all of the terms and conditions of this Agreement.


ACCEPTED AND AGREED:                        ACCEPTED AND AGREED:

Ruffnation Films, LLC                       New Line Television, Inc.


By:____________________________             By:_________________________________
   Name:  Richard Murray                       Name:  Executive Vice President
   Title: President                            Title: Business and Legal Affairs

                                   SCHEDULE A
                               Delivery Materials

I. Technical Materials: On the dates set forth in this Agreement, but no later than April 1, 2003, and at no cost to New Line, Producer shall deliver to Post-Production, New Line Cinema, 825 N. San Vicente Boulevard, West Hollywood, California 90069, Attn.: Ms. Nancy Valle, the following:

    1. A NTSC 16x9 letterbox videomaster which represents the original aspect ratio, which we will call the "Cable Version"

    2. A NTSC 4x3 full frame videomaster that conforms to New Line's Video Mater Specifications as set forth below, and matches that which was delivered December 18, 2002 as a rough cut. We will call this the "TV Version"

    3.  Picture is to be delivered on Digital Betacam format.

        (a) The video master must have ASTC/VITC with drop-frame time code
(NTSC)/EBU(PAL) of continuous ascending numbers recorded on the time code track. The top of the hour shall correspond exactly with the first frame of audio and/or video.

        (b) The master should not be segmented, audio and video shall continue from beginning to end without interruption and in exact synchronization.

    4.  Picture should have the following audio configuration:

             Channel 1 Left Stereo
             Channel 2 Right Stereo
             Channel 3 Left Stereo Music and Effects (Not required) Channel 4 Right Stereo Music and Effects (Not required)

         Please Note: The signals must be in phase to prevent cancellation when audio tracks are mixed.

    5.  If Picture is monophonic, use the following audio configuration:

             Ch. 1 Composite  Ch. 2 Dialogue
             Ch. 3 Effects    Ch. 4 Music

    6. A minimum of 60 seconds of SMPTE color bars and test audio tone placed at the head of the tape, which must accurately reflect the Picture material, followed by 30 seconds of black and a 10 seconds Picture material identification slate.

    7.  There shall e at least 60 seconds of black at the end of the Picture.

    8. A monochrome Picture shall have no tint, unless artistic considerations require otherwise. Stand color burst shall be present, even if material is monochrome.

    9. The test signal and Picture material shall conform to standard SMPTE specs

    10. All titles, subtitles, credits or written information of any kind in the Picture shall remain within SMPTE safe title area. This should be confirmed during telecine and/or editing via title and action safe grids in the monitors. In addition, if the film has subtitles, please be advised that the transfer should be textless. The subtitles should then be added electronically to make a subtitled version of video master.

    11. All textless titles should be included on the videomaster after the Picture with 30 seconds of black in-between.

        (a)  There shall be closed caption discs of the entire Picture in NTSC.

        (b) Exhibit 2 and Exhibit 4 attached hereto, completely filled out and faxed to Nancy Valle @ (310) 967-6708.

    12. In addition to those items set forth above, Producer shall provide New Line with a completed laboratory access letter essentially in the form of Exhibit "3" (attached hereto and incorporated by reference herein) granting New Line access at a lab which shall be mutually acceptable to both parties hereto to the following materials all of which shall be of first-class technical quality and condition:

II. Advertising/Publicity Materials: The following materials shall be sent to the attention of Robin Seidner, New Line Television, 888 7th Avenue,
New York, NY 10106:

    1. All original black and white stills and color transparencies of all still photographs taken in connection with the Picture. The color transparencies are to be accompanied by a caption sheet identifying the subject and scene depicted in each transparency along with the name of the photographer. All of the black and white negatives shall be 8"x10" in size (which may be enlarged to said 8"x10" size from any other smaller original negative), and each such photograph shall be of reproduction quality suitable for use by New Line for advertising and lithograph material and so-called poster artwork. Each photograph shall bear an appropriate caption identifying the subject and scene depicted and the name of the still photographer. Any and all approvals or other authorizations that may be required in connection with New Line's use of said photographs will be secured by Producer and delivered to New Line at the time Producer delivers the respective photographs to New Line.

    2. All existing publicity and advertising materials prepared for the picture including but not limited to a detailed synopsis of the Picture, production notes pertaining to the making of the Picture, interviews with actors and other persons connected to the Picture, feature stories, press releases, television excerpts of interviews related to the Picture and complete biographies of features players.

III. Records and Documentation. New Line is to be provided with the materials set forth below. All documents shall be sent to the attention of Business and Legal Affairs, Attention: Julie Shapiro, 825 N. San Vicente Boulevard,
Los Angeles, and CA 90069. Please note: If any agreements required are in a language other than English, and English-language translation of such agreement is to be provided.

    1. Three (3) copies of the final shooting script with notations as to the changes made for the television version.

    2. One (1) typewritten copy of the final main and end titles of the Picture as they appear on the original negative.

    3. Three (3) copies of the music cue sheet setting forth: (1) the title of the musical compositions and sound recordings; (2) names of the composers and their performing rights society affiliation; (3) names of recording artists; (4) the nature (whether instrumental, instrument-visual, vocal, vocal-visual or otherwise); extent and exact timing of the uses made of each musical composition in the Picture; (5) the name and address of the copyright owner of each musical composition and sound recording; and (6) the name and address of the publisher and company which controls the sound recording.

    4. Copies of all applicable synchronization, performance and master use licenses, and a copy of the composer's agreement for all original music. All licenses must convey rights in all media now known or hereafter devised, throughout the universe in perpetuity without payment of any further compensation for the grant of such rights and shall include the right to use the music, lyrics and recordings, as applicable, in whole or part, in connection with the advertising, promotion and publicity of the Picture, in or out of context of the Picture, subject only to payment of fees to applicable performing rights societies. All licenses shall contain language which provides that the licensor/publisher of any music licensed for use in connection with the Picture may only seek remedies at law for any breach or alleged breach of the terms of such licenses; and such language shall include the specific waiver of any right of licensor/publisher to injunctive or other equitable relief in connection with any breach or alleged breach of the terms of such licenses.

    5.  Typewritten copies of all song lyrics for closed-captioning.

    6. A complete written statement of all advertising (paid and excluded ad) obligations. Such statement shall include the full text of all contractual credit obligations. A layout of all advertising credits in the form of a "billing block" is to be delivered. Credits must comply with all applicable guild and union requirements and the applicable individual employment agreements for any person or entity accorded credit therein. All credits shall be consistent with the customary policies of major motion picture distributors. Time is of the essence with respect to these requirements; and failure to make timely delivery shall constitute a material breach of this Agreement.

    7.  Final SAG Cast list.

    8. A written list of all cast and above-the-line still, name, likeness, biography, key art, etc. approvals, if any.

    9. Lodging, travel and accommodation provisions from talent contracts regarding publicity travel.

    10. Documents showing the chain of title to the literary property and screenplay on which the Picture is based and the unencumbered distribution rights in and to the Picture. Chain-of-title delivery shall include but not be limited to the following:

        (a) Current Thomson & Thomson copyright research report.

        (b) Current Thomson & Thomson title research report.

        (c) Pennsylvania UCC search showing no claims, conflicts, encumbrances, etc. regarding the rights granted to New Line in the agreement.

        (d) Signed copies of all rights agreements (e.g., option/acquisition agreements and literary purchase agreements for all literary material embodied in the Picture, any assignments, copyright mortgages, liens, security agreements and similar agreements respecting the Picture and all terminations of the foregoing - duly filed with the appropriate authorities; all writer agreements for all versions of the Screenplay, etc).

        (e) Documentation evidencing that all options and option extensions were duly exercised and paid for, and all writers who rendered writing services respecting the Screenplay or any version thereof received full payment of all non-contingent compensation; and that any literary material incorporated in the Picture was fully paid for.

        (f) Copies of all agreements (in a form approved by New Line) relating to the engagement of personnel in connection with the Picture entered into by Producer, including those for individual producers, the director, screenwriter, all lead actors and the following below-the-line crew: editor, line producer, director of photography, production designer, costume designer, music supervisor, still photographer and casting director. All such agreements shall contain a customary "non injunctive relief" clause, a clause waiving any European rental and lending rights, and shall provide that all results and proceeds of all services are "works for hire" for Producer.

        (g) One clearly legible copy each of Producer's registration of its claim to copyright in the Screenplay and the Picture, and, when available, two
(2) certified copies of the Certificate of Registration.

        (h) Producer shall obtain a television's Producer's Liability (Errors and Omissions) policy, issued by a reputable company approved by New Line Cinema Corporation and naming New Line, Turner Broadcasting System, Inc., AOL Time Warner, and its parent, affiliates and subsidiaries, and the successors, licensees and assigns of each of them (collectively known as the "NLC Insureds") as additional insureds, with coverage of at least $1,000,000/$3,000,000 and with a deductible of not greater than $10,000. Each Errors and Omissions policy shall be in place for a minimum of three (3) years, beginning before the first day of the Term. There must neither be any non-standard exclusions attached to the policy nor other deductible applicable. Said policy shall be primary and not excess of or contributory to any other insurance provided for the benefit of or by the NLC Insured sand the insurer hereby waives all rights of subrogation against said NLC Insureds for such matters. The Policy shall include provisions that it may not be revised, modified, or canceled without 30 days prior written notice to NLC. Producers shall deliver a valid certificate of insurance evidencing the insurance coverage required hereunder upon commencement of the Term.

        (i) A contact list of all technical talent entitled contractually or by union affiliation to be provided with notice of any and/or all post-production work (e.g., television editing).

        (j) Two (2) original short form assignments of distribution rights in the form provided by the New Line attorney assigned to the Picture.

        (k) Two (2) copies of the Producer's license with Dolby Stereo or (applicable stereo license).

        (l) If applicable, all information and data necessary to enable New Line to compute and pay all sums due under applicable collective bargaining agreements by reason of exhibitions of the Picture on television and in so-called supplemental markets, to be furnished in accordance with the Residuals Requirements questionnaire attached to this delivery schedule as Exhibit "X-4".

        (m) A statement signed by Producer warranting that all costs of production have been paid for and there are no liens, encumbrances or claims as of the date of the affidavit.

         Acceptance by New Line of less than all of the foregoing items with respect to the Picture and/or release of the Picture, prior to delivery of all of the aforesaid items, shall in no event be construed as a waiver by New Line of Producer's obligation to deliver any such items not so delivered. No waiver of delivery of any such item shall be valid or including unless in writing and signed by New Line.

    11. All documents required hereunder must be submitted under cover of a letter from the production attorney for the Picture listing all such documents and briefly outlining the "links" in the chain-of-title.

                                   Exhibit "2"

                         NEW LINE CINEMA POST PRODUCTION

                                    "SNIPES"

Please fill in the following information and fax to Nancy Valle (310) 967-6708. If you do not know some of the information yet, leave it blank. Thank you for your cooperation.

Production Company: Ruffnation Films, LLC
Address: 101 Charles Drive, Bryn Mawr, PA 19010
Phone: (610) 520-3050    Fax: (610) 520-3066
Start Photography:  September 2000          Wrap Photography:  January 2001
MPAA Rating: _____            Footage:  10,500 Running Time:  1 Hour, 47 Minutes
MPAA Date: R     Aspect Ration: 1:85      #of Reels: 6
Sound: Dolby A_____, Dolby SR__X__, Dolby SR-D_____, Mono_____
Stereo Digital_____, Stereo (other)_____, Ultra Stereo_____, Other_____
Locations: Philadelphia
Distributor: Ruffnation Films
Producers: Rich Murray/Chris Schwartz
Director: Rich Murray              Writer: Murray/Rob Wiser
Director of Photography: Alex Buono
Editor: Seth Anderson
Processing Lab: Duart              Contact: N/A
Storage Lab: Photobition           Contact: _____
Titles: N/A
Opticals: N/A
Color Timing Lab: DeLuxe           Timer: _____
Post-Production Supervisor: Seth Anderson
Negative Cutter: Frame Accurate
Sound Facility: Roundabout Ent.
Optical Track: DJ Audio
Composer: "Tony D."
Video Transfer: Image Group Editorial

                                   Exhibit "3"

                            LABORATORY ACCESS LETTER

Date: 06/04/03

Laboratory Name and Address:
____________________________________
____________________________________
____________________________________

         Re:      "SNIPES"

To: [Laboratory Name]:

         1. Picture/Term/Territory: The undersigned, Ruffnation Films, LLC ("Producer"), has granted to New Line Television, Inc. ("Distributor") certain distribution rights in connection with the above-referenced motion picture (the "Picture") throughout the United States and its territories, possessions, commonwealths, and instrumentalities (including, without limitation, the US Virgin Islands, Puerto Rico, Guam, Bermuda, and all U.S. military bases, ships, vessels and planes, including those in foreign territories) and Canada. Commencing upon satisfaction of the Conditions Precedent in Paragraph 3 herein and expiring 15 years from the Picture's availability date, through and including 7/30/18 (the "Term").

         2. Materials: The following materials (the "Materials") are currently on deposit with your facility:

         During the Term, the Materials shall remain in your possession and under your control at your facility located at the address set forth above and shall not be removed without the express written consent of Producer and Distributor. All materials ordered and manufactured by either party in accordance with this agreement may be removed from the laboratory without the prior written consent of the other party.

         3. Distributor's Orders: This will authorize, direct and instruct you to fill all orders of Distributor or Distributor's designees at any time during the Term for duplicate material as Distributor or Distributor's designees shall request at the sole cost and expense of the ordering Distributor. Notwithstanding any claim or lien which you may now or hereafter assert against Producer, Distributor or others or against the Picture or the Materials, you agree that you will not, by asserting or enforcing any such claim or lien, refuse to accept or perform any requests placed by the other Distributor or its designees as herein provided. Laboratory will send statements to Producer, within 15 days of Producer's request, setting forth in detail all orders placed by Distributor in connection with the Picture during the period while this access Letter is in effect.

         4. Irrevocability: The instructions, authorizations and directions herein contained in favor of Distributor are being relied on by Distributor and are coupled with an interest and may not be revoked, rescinded or in any way modified without the written consent of Distributor.

         5. No Claim Against Distributor: You agree that you will not look at Distributor and will not assert any claim or lien, statutory or otherwise, against Distributor by reason of any obligation owed to you for any work, labor, material or service which you may perform at the expense of Producers or designees of Producer. You agree that you will not look to Producer and will not assert any claim or lien, statutory or otherwise, against Producer by reason of any obligation owed to you for any work, labor, material or service which you may perform at the expense of Distributor.

         6. Facility Acknowledgement: By signing in the space provided below, you agree that: (i) you will fill all orders from Distributor or Distributor's designees, as the case may be, in accordance with the authority granted herein without regard to any outstanding invoices or obligation to you or Producer or any third party and (ii) it will fill all orders from Producer or Producer's designees, as the case may be, in accordance with the authority granted herein without regard to any outstanding invoices or obligation to you or Distributor or any third party. You agree to be bound by the foregoing instructions and directions.

By signing below the signatories agree to all the terms and conditions set forth herein.

                                    Sincerely,

                                    Ruffnation Films, LLC ("Producer")

                                    By:_________________________________________
                                    Title: President

Acknowledged and Agreed To:

New Line Television, Inc. ("Distributor")

By:____________________________
Title:_________________________

                                    _____________________________ ("Laboratory")

                                    By:_________________________________________
                                    Title:______________________________________

                                   Exhibit "4"

                    NEW LINE ACQUISITION OR NEGATIVE PICK-UP

                        STATEMENT OF RESIDUAL OBLIGATIONS

Picture Name (included all a.k.a.'s): 'SNIPES"

In all instances when completing the questions below, please provide Loan-Out Company name and Federal I.D. (or equivalent) if applicable.

1. SAG Yes No (Circle One): Theatrical; Made for Free TV; Made for Pay TV/Home Video

If yes, please attach the Final SAG Cast List, including addresses, social security numbers, units worked, etc. (also provide guaranteed time if higher than time worked).

2. WGA Yes No (Circle One): Theatrical; Made for Free TV; Made for Pay TV/Home Video

If yes, please list all participating writers, including their addresses, social security numbers, units worked and a copy of the Notice of Tentative Writing Credits.

3. DGA Yes No (Circle One): Theatrical; Made for Free TV; Made for Pay TV/Home Video

If yes, please list all DGA personnel, including their addresses, social security numbers, position and units worked.

4. AFofM Yes No (Circle One): Theatrical, Made for TV; Made for Home Video

If yes, please list all AfofM personnel, including their addresses, social security numbers, position and units worked. Please also include copies of all AfofM session reports.

5. Other Guilds, which may be due contingent compensation:

By signing below, I hereby certify that all of the information set forth above is complete and accurate to the best of my knowledge. I understand that I will be liable for any payment errors resulting form errors and/or omissions in the information set forth herein.



By:      ___________________________________________
         Snipes Productions, LLC

Printed Name: Richard Murray, President
              --------------------------------------
Date:         ______________________________________

                                   ADDENDUM TO
                         "SNIPES" DISTRIBUTION AGREEMENT

         Notwithstanding anything contained in the Agreement to the contrary, the parties agree as follows:

         1. Any and all rights not granted hereunder, including, but not limited to, theatrical, home-video, internet, merchandising, soundtrack and all ancillary and/or subsidiary rights, shall remain with Producer.

         2. New Line's distribution fee shall be inclusive of any and all sub-distributor's fees, if any, which together shall not exceed a combined distribution fee of 30% of gross receipts.

         3. Accounting rendered by New Line shall include and be on the following terms:

            (a) A copy of any and all accounting statements received by third-party broadcasters, sub-distributors and/or licensees shall be included.

            (b) Vouchers pertaining to approved expenses advanced and recoupable under this agreement.

            (c) There shall be no cross-collateralization by New Line between the Picture and other films in New Line's catalogue.

         4. All expenses which are incurred in connection with the marketing and sale of a group of films including the Picture shall be apportioned in good faith amongst the Picture and films based on the sale price of each film that is sold but in no event shall such apportionment for the Picture be less than pro-rata.

         5. Title to all materials provided by Producer to New Line shall remain with Producer. New Line agrees that within 90 days following the expiration of this Agreement, that new Line shall return and make available for Producer's use all materials delivered by Producer to new Line, or at Producer's election, New Line will furnish Producer with a certificate of destruction as to such materials. Failure by New Line to return such materials to Producer (or furnish Producer with a certificate of their destruction) within the aforementioned 90 day period shall not constitute a material breach of this Agreement. following the expiration of this Agreement, Producer may request New Line to provide Producer with any printed materials relating to the Picture manufactured by New Line during the Term. New Line agrees that approval of such request shall not be unreasonably withheld.

         6. Copyright in the Picture shall remain with Producer. Upon termination of this Agreement, all such rights granted hereunder shall automatically revert to Producer. Distributor agrees to timely execute upon Producer's request any and all documents necessary to effectuate such reversion.

         7. The following clause shall be included in any Laboratory Access
Letter: "Laboratory will send statements to Producer, within 15 days of Producer's request, setting forth in detail all orders placed by Distributor in connection with the Picture during the period while this Access Letter is in effect."

         8. If the Picture shall be licensed or sub-distributed to and/or broadcast by any company owned, controlled, or operated by New Line or vice-versa, or is a direct or indirect affiliate of New Line, the terms of such license for said broadcast and/or distribution shall be negotiated on an "arm's length" basis and shall b not less than the usual terms for broadcast or distribution of similar types of motion pictures for similar broadcasts or distribution which are not owned or controlled directly or indirectly by New Line.

         9. Regarding credits, if Producer notifies New line of the failure of a third-party to give such credits, New Line agrees to notify such party of such failure. Failure to do so shall not be deemed a breach of this Agreement. New Line agrees to provide in its contracts with third-party sub-distributors and /or licensees of the Picture that such parties shall honor New Line's contractual credit commitments and agrees to inform such parties of the credit provisions herein.

         10. Producer and New Line hereby agree that whenever there is any conflict between any corresponding provision of the Distribution Agreement and this Addendum, the latter shall prevail. In such event, the provisions of the Agreement shall be to the extent necessary to permit it to comply with this Addendum.

INITIALS:

                         SHORT FORM ASSIGNMENT OF RIGHTS

         For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Ruffnation Films, LLC ("Assignor"), whose address is 101 Charles Drive, Bryn Mawr, Pennsylvania, 19010, United States of America, hereby transfers and assigns to New Line Television, Inc. ("Assignee"), whose address is 888 Seventh Avenue, New York, NY, 10106, United States of America, all forms of television rights whatsoever, no matter how transmitted including without limitation standard free televisions, syndication, pay TV, cable, pay-per-view, video-on-demand, subscription on demand, interactive and all other transmission forms now known or hereafter devised in and to the motion picture entitled "Snipes" throughout the United States and Canada for a period commencing March 1, 2003, through and including October 1, 2018.

         Assignor hereby appoints Assignee its irrevocable Attorney-in-Fact with the rights upon prior notice to Assignor (but not the obligation) to enforce and protect all rights, licenses and privileges granted under any and all copyrights (and renewals and extensions thereof) to prevent any infringement of said copyright and to litigate, collect and receive all damages arising from such infringement of such rights, licenses and privileges using the name of the Assignor (in the discretion of Assignee). Assignor agrees to cooperate with Assignee in any suit or action instituted by Assignee hereunder.

         Assignor agrees to execute and deliver and cause to be executed and delivered to Assignee any and all documents and instruments reasonably necessary to effect and complete the transfer to Assignee of all rights heretofore acquired or intended to be acquired by Assignee. In the event Assignor fails to execute and deliver such other documents and instruments promptly upon demand therefor by Assignee, Assignee is hereby authorized and appointed Attorney-In-Fact of and for the Assignor to make, execute and deliver any and all such documents and instruments.

         Assignee, its successors and assigns, is hereby empowered (but is not obligated) to do all things and acts necessary, in the name of Assignee or as Attorney-In-Fact in the name of Assignor, to obtain or secure copyright protection for the property specified above. Assignee is hereby authorized and appointed Attorney-In-Fact of an for Assignor, upon prior written notice to Assignor in each instance, to make, execute and deliver any and all documents, certificates and other instruments in connection with obtaining, securing and extending said copyright.

         It is understood that Assignee's aforementioned powers as Attorney-In-Fact of the Assignor are powers coupled with an interest.

         This Assignment and the provisions hereof shall be binding upon Assignor, its successors and assigns.

         IN WITNESS WHEREOF, THE ASSIGNOR HAS DULY EXECUTED THIS ASSIGNMENT AS OF THIS 26TH DAY OF NOVEMBER, 2002.

                                              RUFFNATION FILMS, LLC ("Assignor")

                                              By:  _____________________________
                                                   Its: ________________________